VBI Vaccines Announces Positive Interim Data from Phase 1 Study of Preventative CMV Vaccine

Well tolerated at all doses with no safety signals

100% seroconversion at highest dose after two of the three planned vaccinations

Dose-dependent antibody responses against CMV gB antigen

Full data after third dose expected first half of 2018

Conference Call and Webcast: Thursday, July 27, 2017, at 1:00 p.m. EDT

CAMBRIDGE, Mass. (July 27, 2017) – VBI Vaccines Inc. (Nasdaq: VBIV) (TSX: VBV) (VBI), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced positive results from a planned, interim data read-out from a Phase 1 study of its preventative cytomegalovirus (CMV) vaccine.

This interim data read-out analyzed safety data through day 84 of the study and initial immunogenicity signals in participant samples collected one month after the second of three planned vaccine doses:

●	Safety: The vaccine was well tolerated at all doses, with no safety signals.

●	Immunogenicity:

●	The vaccine induced antibody responses against the CMV glycoprotein B (gB) antigen with clear evidence of dose-dependent boosting after the second vaccination.
●	Immunization with the highest dose of the vaccine induced seroconversion in 100% of subjects after just two vaccinations.
●	After two of the three planned vaccinations, neutralizing antibodies against epithelial cell infection were demonstrated in 17% of subjects who received the highest dose of VBI-1501A.
●	The highest dose of VBI-1501A (2.0μg of gB-G content with alum) has approximately 10-fold less antigen content than that used in several other VLP-based vaccines or in past CMV vaccine candidates.
●	Formulation of the vaccine with alum enhanced antibody titers.

“This pre-planned interim read-out has provided us with an excellent early look at the safety and immunogenicity of our CMV vaccine candidate,” said Jeff Baxter, president and CEO of VBI. “The safety and tolerability data is critical, as this is the first-in-humans clinical study with a candidate generated from our enveloped virus-like particle (eVLP) technology. Moreover, we saw 100% seroconversion in subjects who received the highest dose of VBI-1501A, a dose-dependent boosting response, and development of neutralizing antibodies in some patients after two doses, providing us with confidence at this point that our vaccine is working as we intended. We look forward to seeing the final three-dose data in the first half of 2018.”

Joanne Langley, MD, professor of pediatrics in the Division of Infectious Disease at Dalhousie University and principal investigator of the study, commented, “we are encouraged by this interim data, which provide early evidence that VBI’s eVLP CMV candidate has the potential to safely and effectively induce seroconversion and elicit neutralizing antibody titers.”

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	1

David Anderson, Ph.D., VBI Chief Scientific Officer, further commented, “induction of neutralizing antibodies that prevent epithelial cell infection has been a challenge for past CMV vaccines. The fact that we observe neutralizing activity against epithelial cell infection after just two doses is promising.”

About the Phase I Clinical Study

This study is a Phase I randomized, observer-blind, placebo-controlled study to evaluate the safety, tolerability, and immunogenicity of VBI’s preventative CMV vaccine in healthy adults. The study enrolled 128 CMV-negative subjects, aged 18-40 years, who were randomized into five arms to receive various dose levels of a modified form of gB, gB-G, with or without the adjuvant alum, or placebo:

●	0.5μg of gB-G content with alum (VBI-1501A 0.5μg)
●	1.0μg of gB-G content with alum (VBI-1501A 1.0μg)
●	1.0μg of gB-G content without alum (VBI-1501 1.0μg)
●	2.0μg of gB-G content with alum (VBI-1501A 2.0μg)
●	Placebo

Patients were vaccinated at zero, two, and six months. VBI reported that all patients had received the third and final vaccination in May 2017. Final safety data through day 336 of the study and final immunogenicity data based on subject samples collected after the third vaccination is expected in the first half of 2018.

Additional information, including a detailed description of the study design, eligibility criteria, and investigator sites, is available at ClinicalTrials.gov using identifier NCT02826798.

Conference Call and Webcast Details

VBI Vaccines will host a conference call and webcast with accompanying slides on Thursday, July 27, 2017, at 1:00 p.m. EDT, to provide a clinical update on VBI-1501A, its preventative CMV vaccine. The webcast can be watched via the event link in the “Events/Presentations” section under the “Investor” page of the VBI website at www.vbivaccines.com or by clicking this link: http://public.viavid.com/index.php?id=125747

To dial in to the conference call, please dial:

Toll-free U.S. & Canada Dial-In: 877-407-9208

International Dial-In: 201-493-6784

Conference ID: 13667891

A replay of the webcast will be available on VBI’s website for 45 days after the event.

About CMV

CMV can cause serious disease in newborns when a mother is infected during pregnancy. Each year, approximately 5,000 U.S. infants will develop permanent problems due to CMV, which can include deafness, blindness, and developmental delays. CMV affects more live births than Down syndrome or fetal alcohol syndrome, making it a key public health priority and a strong candidate for recommended universal vaccination and reimbursement.

To learn more about CMV, visit: https://www.vbivaccines.com/cmv/

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	2

About VBI Vaccines Inc.

VBI Vaccines Inc. (VBI) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (HBV) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac is approved for use in Israel and 14 other countries. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (CMV) and glioblastoma multiforme (GBM). VBI is also advancing its LPV™ Thermostability Platform, a proprietary formulation and process that enables vaccines and biologics to preserve stability, potency, and safety. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

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VBI Contact

Perri Maduri

Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Media Contact

Matt Middleman, M.D.

LifeSci Public Relations

Phone: (646) 627-8384

Email: matt.midddleman@lifescipublicrelations.com

VBI Investor Contact

Nell Beattie

Director, Corporate Development and Investor Relations

Email: IR@vbivaccines.com

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	3

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2017, and filed with the Canadian security authorities at sedar.com on March 24, 2017, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	4